Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 7, 2006, except as to Note 13(a), as to which the date is April 6, 2006 in the amendment to the Registration Statement on Form S-1/A and related Prospectus of Omrix biopharmaceuticals, Inc. dated April 20, 2006.

Tel-Aviv, Israel	KOST FORER GABBAY & KASIERER
April 20, 2006	A Member of Ernst & Young Global